EXHIBIT 99.1
PubMatic Announces Record Third Quarter 2026 Financial Results; Delivered Revenue and Adjusted EBITDA Well Ahead of Guidance
Board of Directors authorizes $150M expansion of share repurchase program;
Total revenues accelerated for the third consecutive quarter and grew 17%;
CTV, Mobile App and Emerging Revenues represented ~64% of total revenue;
Adjusted EBITDA increased 133% to $26 million;
Agentic adoption grows to 120+ agentic campaigns and 14,000+ AI-powered deals.
NO-HEADQUARTERS/REDWOOD CITY, Calif., November 9, 2026 (BUSINESS WIRE) -- PubMatic, Inc. (Nasdaq: PUBM), the leading AI-powered ad tech company delivering digital advertising performance, today reported financial results for the quarter ended September 30, 2026.

"We delivered an outstanding third quarter, with revenue growth accelerating for the third consecutive quarter and adjusted EBITDA more than doubling year-over-year,” said Rajeev Goel, co-founder and CEO of PubMatic. “Our investments in advertiser performance are translating into faster, more profitable growth and a more diversified business. At the same time, AI is accelerating the shift from sell-side targeting to sell-side decisioning, enabling buyers to act on richer intelligence closer to the inventory and first party insights. Our proprietary platform intelligence, agentic leadership and AI-native infrastructure position us to lead this shift, deliver more value to buyers and publishers and expand our market opportunity."

Third Quarter 2026 Financial Highlights
•Revenue in the third quarter of 2026 was $79.6 million, up 17% compared to the same period of 2025;
•Gross profit was $55.6 million, or 70% margin, an improvement over 63% gross margin in Q3 2025;
•GAAP net income was $5.5 million with a margin of 7%, or $0.11 per diluted share in the third quarter, an increase over GAAP net loss of $(6.5) million with a margin of (9)%, or $(0.14) per diluted share in the same period of 2025;
•Adjusted EBITDA was $26.0 million, or 33% margin, an increase over $11.2 million, or 16% margin in the same period of 2025;
•Non-GAAP net income was $12.6 million, or $0.25 per non-GAAP diluted share in the third quarter, an increase over non-GAAP net income of $1.6 million, or $0.03 per non-GAAP diluted share in the same period of 2025;
•Net cash provided by operating activities was $30.8 million, compared to $32.4 million in the same period of 2025;
•Free cash flow was $17.6 million, compared to $22.8 million in the same period of 2025;
•Ended the quarter with total cash, cash equivalents, and marketable securities of $144.5 million with no debt; and
•Through September 30, 2026, used $226.6 million in cash to repurchase 16.5 million shares of Class A common stock with $48.4 million available from the 2023 Repurchase Program.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

“Our third quarter is the clearest evidence yet that the transformation of our business is working,” said Steve Pantelick, CFO at PubMatic. “Revenue and adjusted EBITDA were well ahead of guidance with 17% revenue growth, a 33% adjusted EBITDA margin and strong free cash flow. And this is not a one-quarter event. Nearly two-thirds of our revenue now comes from high-value channels and formats growing more than 50%. For the full year, we expect double-digit revenue growth and adjusted EBITDA margin expansion. Our debt-free balance sheet gives us the flexibility to fund growth and return capital through our expanded repurchase program, as momentum in the business carries into 2027.”

Business Highlights

AgenticOS Drives Ad Performance and Customer Adoption
•Since launching in January 2026, PubMatic has delivered measurable performance gains for customers across more than 120 fully autonomous, end-to-end agentic campaigns globally. This is up from over 80 campaigns a quarter ago, and includes all five global agency holding companies.
•Over 14,000 AI-powered deals created on PubMatic to date, up from over 4,000 deals a quarter ago.
•AgenticOS reduced campaign setup time for a luxury watch campaign by approximately 80%. The campaign spanned six Asia Pacific markets and was executed by independent agency The Media Shop, and delivered 9% more impressions than planned and increased viewability by 17%.
•PubMatic’s Campaign Insights Agent, available on AgenticOS, extends AI-powered intelligence into campaign management, analyzing campaigns daily to flag pacing, delivery, targeting and performance issues. The agent enables traders to investigate findings through natural-language queries and evaluate recommended actions, connecting campaign intelligence with buying decisions while retaining control over execution.

Decision Fabric Solution Drives Adoption of Sell-Side Targeting
•Decision Fabric brings decisioning closer to the point of supply, combining PubMatic’s models with partner models running natively on its platform. It applies real-time signals to decisions across the impression journey, including audience qualification, traffic shaping and optimization. Partners can deploy their proprietary models within PubMatic’s infrastructure, enabling buyers to access sell-side intelligence through their existing workflows.
•Customers using PubMatic models on Decision Fabric have delivered:
◦A 50% increase in Average Daily Reach, which led to a 76% increase in spend delivery for a national quick service restaurant brand
◦A nearly 14% increase in Average Daily Reach, leading to a 41% increase in spend delivery for a national insurance provider

New Partnerships Fuel Intelligence Advantage
•Sony Pictures Entertainment named PubMatic its preferred programmatic advertising partner for LIVE TV on PS5, connecting premium inventory and authenticated audience insights with brands and agencies worldwide. The partnership pairs Sony’s premium CTV offering with our intelligence and activation capabilities to simplify access and drive measurable advertising performance.
•PubMatic enhanced its Live Sports Marketplace with verified, event-level content intelligence, enabling advertisers to programmatically target specific sports, leagues, teams and individual games as they air across available streaming inventory.
•Strategus named PubMatic its preferred live sports programmatic partner, combining PubMatic’s content intelligence and premium inventory access with Strategus’s CTV expertise to help advertisers build more precise, locally relevant campaigns.

Diversified Revenue Mix and Expanded Growth From Ad Buyers and Partners
•Revenues in Q3 2026 from CTV, mobile app and emerging revenues represented approximately 64% of total revenue, up from approximately 60% in Q2 2026.
•Strength in CTV was led by the Americas, where revenue grew over 40% year-over-year. Global CTV revenue grew over 30% year-over-year and represented approximately 21% of total revenue.
•Q3 2026 revenue from mobile app grew nearly 40% year-over-year and accounted for approximately 27% of total revenue.
•Emerging revenues1 in Q3 2026 more than doubled year-over-year and represented approximately 18% of total revenues in the quarter, which includes revenue from newly launched AI solutions.
•Buying activity from Activate grew more than 8X over Q3 2025, as buyers and publishers prioritized performance, control and transparency.
•Activity from mid-market focused DSPs grew over 40% year-over-year in Q3 2026.
•Supply Path Optimization represented approximately 55% of total activity on our platform in Q3 2026.

Operating Priorities Drove Profitable Growth
•Infrastructure optimization initiatives and investments drove a 15% year-over-year increase in monetized impressions in Q3 2026, while reducing impressions processed by 8% year-over-year.
•Cost of revenue per million impressions processed decreased 15% on a trailing twelve month period, as compared to the prior period.

Share Repurchase Program Expanded
On November 9, 2026 our Board of Directors authorized an expansion and extension of our existing share repurchase program. Under the updated program, we are authorized to repurchase up to an additional $150 million of our Class A common stock through December 31, 2028. Based on the amounts remaining under our prior authorization as of September 30, 2026, and after giving effect to this expansion, we have approximately $198 million allocated to share repurchases through the end of 2028. The timing and total amount of repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices and other considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate us to purchase any amount of Class A common stock. We expect to fund repurchases with existing cash and cash equivalents and marketable securities.

Financial Outlook
Our outlook assumes that general market conditions do not significantly deteriorate as it relates to current macroeconomic and geopolitical conditions.
For the fourth quarter of 2026, we expect the following:
•Revenue to be in the range of $91 million to $93 million, or 15% year-over-year growth at the midpoint.
•Adjusted EBITDA to be in the range of $31 million to $33 million. Adjusted EBITDA expectation assumes a negative foreign currency exchange impact predominantly from Euro and Pound Sterling.
1 Emerging revenue includes Activate, Commerce Media, Connect and AI solutions.

For the full year of 2026, we expect the following:
◦Revenue to be in the range of $312 million to $314 million, or 11% year-over-year growth at the midpoint.
◦Adjusted EBITDA to be in the range of $79 million to $81 million, an increase of 30% year-over-year at the midpoint.

Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income (loss), the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income (loss), including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Monday, November 9, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income (loss), net cash provided by operating activities, and net income (loss), we believe that adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP earnings per share and free cash flow, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense, depreciation and amortization, litigation related expenses, interest income, and provision for (benefit from) income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net income (loss) adjusted for stock-based compensation expense, litigation related expenses, and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating income (loss) and net income (loss), we use adjusted EBITDA and non-GAAP net income as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, litigation related expenses, interest expense, and provision for (benefit from) income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
•Our management uses adjusted EBITDA and non-GAAP net income in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) the potentially dilutive impact of stock-based compensation; (b) non-ordinary course litigation related expenses; or (c) income tax effects for stock-based compensation
Because of these and other limitations, you should consider adjusted EBITDA and non-GAAP net income along with other GAAP-based financial performance measures, including net income and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the fourth quarter of 2026 and full year 2026, our year-over-year revenue growth rate for the fourth quarter of 2026 and full year 2026, our expectations regarding our adjusted EBITDA, free cash flow, free cash flow margin, capital expenditures, future adoption and deployment of our AI-enabled products, future market growth, and our long-term revenue growth. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; geopolitical tensions and uncertainty, including the conflicts in Ukraine and the Middle East, and the related measures taken in response by the global community and disruptions to the international supply chain and global commerce; the impacts of inflation and tariffs as well as fiscal tightening; changes in currency exchange environments and continuing volatility in global capital markets; volatile interest rates; public health crises, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements, including as it may impact our use of Artificial Intelligence and additional AI laws and regulations are enacted globally; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which are available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. All information in this press release is as of November 9, 2026. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is the leading AI-powered ad tech company delivering digital advertising performance. Through an intelligent, unified platform that connects buyers, publishers, data partners, and commerce media networks, PubMatic delivers superior performance with greater transparency, control, and efficiency. Since 2006, PubMatic has pioneered major advances in programmatic advertising, from enabling the first OpenRTB transactions to embedding AI-driven optimization and privacy-focused innovation across its platform. With omnichannel scale, proven reliability, and a track record of continuous innovation, PubMatic is building a more intelligent, profitable, and sustainable open internet. Built to Connect. Powered to Perform.
Investors:
investors@pubmatic.com
Press Contact:
Purpose Worldwide
PubMatic@purposenorthamerica.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$120,327	$145,518
Marketable securities	24,134	—
Accounts receivable, net	381,045	358,240
Prepaid expenses and other current assets	18,314	18,889
Total current assets	543,820	522,647
Property, equipment and software, net	56,352	52,657
Operating lease right-of-use assets	33,295	38,149
Acquisition-related intangible assets, net	1,519	2,704
Goodwill	29,577	29,577
Deferred tax assets	29,820	30,986
Other assets, non-current	5,543	3,475
TOTAL ASSETS	$699,926	$680,195
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$385,058	$343,619
Accrued liabilities	27,324	25,278
Operating lease liabilities, current	8,284	6,953
Total current liabilities	420,666	375,850
Operating lease liabilities, non-current	31,112	36,910
Other liabilities, non-current	6,388	4,846
TOTAL LIABILITIES	458,166	417,606
Stockholders' Equity
Common stock	7	7
Treasury stock	(239,155)	(193,471)
Additional paid-in capital	354,235	321,062
Accumulated other comprehensive income (loss)	(83)	68
Retained earnings	126,756	134,923
TOTAL STOCKHOLDERS’ EQUITY	241,760	262,589
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$699,926	$680,195

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$79,577	$67,960	$220,737	$202,880
Cost of revenue(1)	23,967	25,403	75,938	77,603
Gross profit	55,610	42,557	144,799	125,277
Operating expenses:(1)
Technology and development	7,926	9,616	25,060	27,504
Sales and marketing	23,409	25,732	78,504	77,731
General and administrative	15,529	15,628	47,183	45,825
Total operating expenses	46,864	50,976	150,747	151,060
Operating income (loss)	8,746	(8,419)	(5,948)	(25,783)
Total other income, net	1,178	261	2,642	231
Income (loss) before income taxes	9,924	(8,158)	(3,306)	(25,552)
Provision for (benefit from) income taxes	4,379	(1,706)	4,861	(4,406)
Net income (loss)	$5,545	$(6,452)	$(8,167)	$(21,146)
Net income (loss) per share attributable to common stockholders:
Basic	$0.12	$(0.14)	$(0.18)	$(0.45)
Diluted	$0.11	$(0.14)	$(0.18)	$(0.45)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	45,621	45,933	46,277	47,146
Diluted	50,416	45,933	46,277	47,146

(1)Stock-based compensation expense includes the following:
STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$327	$474	$1,068	$1,422
Technology and development	1,003	1,471	3,087	4,684
Sales and marketing	2,254	3,423	7,916	10,351
General and administrative	3,956	4,143	12,304	12,553
Total stock-based compensation	$7,540	$9,511	$24,375	$29,010

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(8,167)	$(21,146)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,423	33,996
Stock-based compensation	24,375	29,010
Deferred income taxes	1,165	(11,772)
Accretion of discount on marketable securities	(320)	(822)
Non-cash lease expense	5,436	5,528
Other	(511)	(864)
Changes in operating assets and liabilities:
Accounts receivable	(22,805)	62,223
Prepaid expenses and other current assets	8,629	(2,221)
Accounts payable	40,632	(29,981)
Accrued liabilities	(5,157)	429
Operating lease liabilities	(5,052)	(1,912)
Other liabilities, non-current	1,658	432
Net cash provided by operating activities	68,306	62,900
INVESTING ACTIVITIES:
Purchases of and deposits on property and equipment	(12,899)	(7,455)
Capitalized software development costs	(13,456)	(16,094)
Purchases of marketable securities	(34,330)	(26,026)
Proceeds from sales of marketable securities	—	27,095
Proceeds from maturities of marketable securities	10,500	39,859
Purchase of equity investment	(3,500)	—
Net cash provided by (used in) investing activities	(53,685)	17,379
FINANCING ACTIVITIES:
Proceeds from issuance of common stock for employee stock purchase plan	1,054	1,357
Proceeds from exercise of stock options	5,067	1,495
Principal payments on finance lease obligations	(111)	(105)
Payments to acquire treasury stock	(45,507)	(47,650)
Net cash used in financing activities	(39,497)	(44,903)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(24,876)	35,376
Effect of foreign currency on cash	(315)	720
CASH AND CASH EQUIVALENTS - Beginning of period	145,518	100,452
CASH AND CASH EQUIVALENTS - End of period	$120,327	$136,548

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA AND NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of net income (loss):
Net income (loss)	$5,545	$(6,452)	$(8,167)	$(21,146)
Add back (deduct):
Stock-based compensation	7,540	9,511	24,375	29,010
Depreciation and amortization	8,428	10,459	28,423	33,996
Litigation related expenses(2)	1,155	538	2,187	538
Interest income	(1,091)	(1,198)	(3,519)	(4,170)
Provision for (benefit from) income taxes	4,379	(1,706)	4,861	(4,406)
Adjusted EBITDA	$25,956	$11,152	$48,160	$33,822

Revenue	$79,577	$67,960	$220,737	$202,880
Adjusted EBITDA margin	33%	16%	22%	17%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of net income (loss) per share:
Net income (loss)	$5,545	$(6,452)	$(8,167)	$(21,146)
Add back (deduct):
Stock-based compensation	7,540	9,511	24,375	29,010
Litigation related expenses(2)	1,155	538	2,187	538
Adjustment for income taxes	(1,649)	(2,018)	(5,363)	(6,141)
Non-GAAP net income	$12,591	$1,579	$13,032	$2,261
GAAP diluted EPS	$0.11	$(0.14)	$(0.18)	$(0.45)
Non-GAAP diluted EPS	$0.25	$0.03	$0.26	$0.04
GAAP weighted average shares outstanding—diluted	50,416	45,933	46,277	47,146
Non-GAAP weighted average shares outstanding—diluted	50,416	49,180	50,008	50,718
(2)Litigation related expenses represents external legal fees and other expenses, net of insurance recoveries, associated with pending litigation that arose outside of the ordinary course of business. These costs related to a discrete matter, and are not representative of our underlying operating performance. We do not adjust for legal expenses incurred in our ordinary course of business.
Reported GAAP diluted earnings per share for the three months ended September 30, 2026 was calculated using diluted share count which includes approximately 5 million of dilutive securities related to employee stock awards. Reported GAAP diluted loss per share for the nine months ended September 30, 2026, and three and nine months ended September 30, 2025 were calculated using basic share count. Non-GAAP diluted earnings per share for the three and nine months ended September 30, 2026 and three and nine months ended September 30, 2025 were calculated using diluted share count which includes approximately 5 million, 4 million, 3 million, and 4 million, respectively, of dilutive securities related to employee stock awards.

SUPPLEMENTAL CASH FLOW INFORMATION
COMPUTATION OF FREE CASH FLOW, A NON-GAAP MEASURE
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$30,801	$32,374	$68,306	$62,900
Less: Purchases of property and equipment	(9,933)	(4,674)	(12,899)	(7,455)
Less: Capitalized software development costs	(3,285)	(4,914)	(13,456)	(16,094)
Free cash flow	$17,583	$22,786	$41,951	$39,351